UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 6, 2003

                            Beacon Power Corporation
               [Exact name of registrant as specified in charter]

         Delaware                  001-16171                04-3372365
  (State of incorporation   (Commission File Number)      (IRS Employer
      or organization)                                   Identification No.)

             234 Ballardvale St., Wilmington MA           01887-1032
          (Address of principal executive offices)        (Zip code)

       Registrant's telephone number, including area code (978) 694-9121

                                      None
          (Former name or former address, if changed since last report)

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c ) Exhibits

               99.1 Press Release dated May 6, 2003



     Item 12. Results of Operations and Financial Condition.

          The  registrant  issued a press release on May 6, 2003,  which is made exhibit 99.1 hereto.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BEACON POWER CORPORATION

Dated: May 6, 2003             By:      /s/ James Spiezio
                                        ----------------------------------------
                                         Chief Financial Officer

Exhibit 99.1

                            Beacon Power Corporation
                              234 Ballardvale St.
                              Wilmington, MA 01887
                              Phone: 978.694.9121
                                Fax: 978.694.9127
                               www.beaconpower.com


                                                      NEWS FOR IMMEDIATE RELEASE
                                                          Contact: James Spiezio
                                                        Beacon Power Corporation
                                                                    978-694-9121
                                                         spiezio@beaconpower.com


                BEACON POWER ANNOUNCES FIRST-QUARTER 2003 RESULTS


Wilmington, MA - May 6, 2003 - Beacon Power Corporation (Nasdaq: BCON), a development stage manufacturer of flywheel energy storage systems that provide highly reliable, high-quality uninterruptible electric power, today announced its financial results for the first quarter March 31, 2003.

For the first quarter of 2003, Beacon Power reported a net loss of $2.2 million, or ($0.05) per share, compared with a net loss in the fourth quarter of 2002 of $5.6 million, or ($0.13) per share.

During the first quarter of 2003, Beacon Power invested $1.0 million in R&D, $1.2 million in SG&A and depreciation of $0.1 million. At March 31, 2003, the company had $16.0 million in cash and cash equivalents. The company's working capital was $15.0 million.

"We remain focused on analyzing markets for our products in terms of their size and growth potential, competitive advantages that our products could provide and probable penetration we could achieve," said Bill Capp, president and CEO. "We are continuing to explore a number of markets and I am particularly excited about the potential for our products for renewable energy uses in both photovoltaic and wind turbine applications. We believe that we will be able to provide increased reliability and performance in these markets at competitive prices to competing products. In addition, we believe that our environmentally friendly products are ideal to introduce to these markets."

About Beacon Power Corporation

Beacon Power Corporation is a development-stage company which designs, develops, configures, and offers for sale power systems that provide highly reliable, high-quality, uninterruptible electric power. It is best known for its environmentally friendly, flywheel-based products (employing a flywheel made from proprietary composite materials) that can store and deliver energy in a variety of configurations. Such products have longer life, reduced maintenance, quicker recharging, remote monitoring and other advantages over competing solutions.

For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; no commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries;
significant   technological   challenges  to   successfully   complete   product
development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives, particularly in light of the substantial workforce reductions during 2001 and 2002; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

                            Beacon Power Corporation
                        Consolidated Statement of Income
                                   (Unaudited)

                                                 Three months ended March 31,
                                                     2003            2002
                                             ----------------------------------

Revenue                                              $      -         $      -

Operating expenses:
    Selling, general and administrative             1,218,648        2,035,761
    Research and development                          958,907        3,139,754
    Depreciation and amortization                      99,689          506,091
                                             ----------------------------------
        Total operating expenses                    2,277,244        5,681,606
                                             ----------------------------------
Loss from operations                               (2,277,244)      (5,681,606)

Other income, net                                      47,869          130,711
                                             ----------------------------------
Loss to common shareholders                      $ (2,229,375)    $ (5,550,895)
                                             ==================================

Loss per share, basic and diluted                  $    (0.05)      $    (0.13)
                                             ==================================
Weighted-average common shares
    outstanding                                    42,812,897       42,770,856
                                             ==================================

                            Beacon Power Corporation
                           Consolidated Balance Sheet
                                   (Unaudited)


                                                March 31,         December 31,
                                                  2003               2002
                                           ------------------ -----------------
Assets
Current assets:
   Cash and cash equivalents                  $  16,086,635      $  18,221,766
   Prepaid expenses and other current
       assets                                     1,328,829          1,775,455
   Assets held for sale                              53,715             53,715
                                           ------------------ -----------------
      Total current assets                       17,469,179         20,050,936


Property and equipment, net                         442,612            562,929
Other assets                                        438,944            291,901
                                           ------------------ -----------------
Total assets                                  $  18,350,735      $  20,905,766
                                           ================== =================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                           $    147,520       $      77,326
   Accrued compensation and benefits               153,668             226,623
   Other accrued expenses                          415,886             576,881
   Restructuring reserve                         1,663,851           1,749,738
   Current portion of capital lease
        obligations                                124,028             200,041
                                           ------------------ -----------------
      Total current liabilities                  2,504,953           2,830,609

Stockholders' equity:
   Common stock                                    428,129             428,129
   Deferred stock compensation                     (14,314)            (18,413)
   Additional paid-in-capital                  132,746,426         132,750,525
   Deficit accumulated during the
        development stage                     (117,214,799)       (114,985,424)
   Less: treasury stock, at cost                   (99,660)            (99,660)
                                           ------------------ -----------------
      Total stockholders' equity                15,845,782          18,075,157

Total liabilities and stockholders' equity   $  18,350,735       $  20,905,766
                                           ================== =================